Exhibit 99.1

eHealth, Inc. Announces First Quarter 2013 Results

First Quarter 2013 Overview

•	Revenue of $43.2 million, an increase of 17% compared to the first quarter of 2012
•	Submitted applications for IFP products increased 10% from the first quarter of 2012
•	Total estimated members increased 24% from the first quarter of 2012
•	Operating income of $3.9 million, an increase of 1% compared to the first quarter of 2012
•	GAAP net income of $2.4 million, or $0.11 per diluted share, compared to GAAP net income of $2.1 million, or $0.10 per diluted share for the first quarter of 2012
•	Non-GAAP net income of $3.6 million, or $0.17 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.17 per diluted share for the first quarter of 2012

MOUNTAIN VIEW, Calif.—April 25, 2013—eHealth, Inc. (NASDAQ: EHTH), America’s first and largest private health insurance exchange, announced today its financial results for the first quarter ended March 31, 2013.

Gary Lauer, chief executive officer of eHealth, stated, “We are pleased with our first quarter performance highlighted by revenue growth of 17%, the second consecutive quarter of commission revenue growth in our Individual & Family plan business, and meaningful Medicare business revenue contribution.”

First Quarter 2013 Results

Revenue—Revenue for the first quarter of 2013 totaled $43.2 million, a 17% increase compared to revenue of $37.1 million for the first quarter of 2012. Commission revenue for the first quarter of 2013 totaled $38.3 million, a 22% increase compared to commission revenue of $31.5 million for the first quarter of 2012. Medicare revenue was $10.1 million for the first quarter of 2013, a 57% increase compared to Medicare revenue of $6.5 million for the first quarter of 2012.

Submitted Applications—Submitted applications for individual and family products increased 10% in the first quarter of 2013 to 126,900 applications, compared to 115,400 applications in the first quarter of 2012.

Membership—Total estimated membership at March 31, 2013 was 1,053,800 members, a 24% increase over estimated membership of 848,600 at March 31, 2012.  Estimated individual and family plan membership was 738,900, an 8% increase over estimated membership of 686,800 at March 31, 2012. Estimated Medicare membership was 75,300, a 114% increase over estimated membership of 35,200 at March 31, 2012. Total approved members, including individual and family plan, Medicare plan and other product members, increased 36% to 206,600 members in the first quarter of 2013, compared to 151,900 in the first quarter of 2012.

Income from Operations—Operating income was $3.9 million for both the first quarters of 2013 and 2012. Operating margins were 9%  and 11% in the first quarters of 2013 and 2012, respectively. Non-GAAP operating income for the first quarter of 2013 was $5.9 million, compared to $6.0 million for the first quarter of 2012. Non-GAAP operating margins were 14%  and 16%  in the first quarters of 2013 and 2012, respectively. Non-GAAP operating income and margins in each of the first quarters of 2013 and 2012 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA was $6.6 million for both the first quarters of 2013 and 2012.  EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

Pre-tax Income—Pre-tax income was $3.9 million for both the first quarters of 2013 and 2012.

Net Income—Net income for the first quarter of 2013 was $2.4 million, or $0.11 per diluted share, compared to net income of $2.1 million, or $0.10 per diluted share for the first quarter of 2012. Non-GAAP net income for the first quarter of 2013 was $3.6 million, or $0.17 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.17 per diluted share for the first quarter of 2012. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2013 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.8 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2012 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.7 million for related income tax benefit.

Cash Flows and Cash Balance —Cash flow from operations was an outflow of $538,000 compared to an inflow from operations of $5.1 million in the first quarter of 2012. First quarter 2013 operating cash flow included a $3.5 million tax benefit that was generated from stock option exercises during the quarter. This benefit negatively impacted cash flow from operations and positively impacted cash flow from financing activities in the first quarter. This benefit is expected to positively impact operating cash flow later this year by an equal offsetting amount to the first quarter negative impact on operating cash flow as it is used to reduce actual cash taxes paid.

Cash and cash equivalents as of March 31, 2013 totaled $113.6 million, compared to $140.8 million as of December 31, 2012.  The decrease in cash and cash equivalents reflects $29.0 million of cash used to repurchase 1.6 million shares of our common stock in the first quarter of 2013 as part of our current stock repurchase program. In the fourth quarter of 2012, eHealth announced a $30 million share repurchase program, which was increased to $60 million in the first quarter of 2013.

2013 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2013 based on information available as of April 25, 2013. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $168 million to $174 million

•	Stock-based compensation expense is expected to be in the range of $6.0 million to $7.5 million

•	EBITDA* is expected to be in the range of $23 million to $29 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.61 to $0.71 per share

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, April 25, 2013 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 800-891-5314 for domestic callers and 847-413-3618 for international callers. The participant passcode is 34677043. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-843-7419 for domestic callers and 630-652-3042 for international callers. The call ID for the replay is 34677043. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, America’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. Through the company’s eHealthTechnology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealthTechnology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events, our future performance, guidance for total revenue, stock-based compensation expense, EBITDA, non-GAAP net income per diluted share for the year ending December 31, 2013, the estimated tax benefits relating to stock-based compensation and intangible asset amortization expenses, the utility to our investors of the non-GAAP financial measures presented is this release and the impact of a tax benefit on our future operating cash flows. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s ability to enter into relationships with new health insurance carriers, particularly with respect to the sale of Medicare-related products; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other relationships that serve as a source of Medicare-related leads; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	March 31, 2013
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$140,849	$113,610
Accounts receivable	4,468	7,364
Deferred income taxes	4,098	6,204
Prepaid expenses and other current assets	6,643	5,636
Total current assets	156,058	132,814
Property and equipment, net	6,185	7,082
Deferred income taxes	2,928	4,018
Other assets	8,123	6,467
Intangible assets, net	8,911	8,557
Goodwill	14,096	14,096
Total assets	$196,301	$173,034

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,123	$4,528
Accrued compensation and benefits	8,244	6,633
Accrued marketing expenses	3,941	4,050
Deferred revenue	926	1,358
Other current liabilities	1,575	1,831
Total current liabilities	20,809	18,400
Non-current liabilities	4,625	4,922

Stockholders’ equity:
Common stock	27	28
Additional paid-in capital	232,903	238,396
Treasury stock, at cost	(90,991)	(119,998)
Retained earnings	28,743	31,104
Accumulated other comprehensive income	185	182
Total stockholders’ equity	170,867	149,712
Total liabilities and stockholders’ equity	$196,301	$173,034

(1)	The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2012	2013

Revenue
Commission	$31,464	$38,251
Other	5,611	4,956
Total revenue	37,075	43,207
Operating costs and expenses:
Cost of revenue	1,675	2,651
Marketing and advertising (1)	12,987	14,835
Customer care and enrollment (1)	5,971	7,166
Technology and content (1)	5,482	6,741
General and administrative (1)	6,604	7,519
Amortization of intangible assets	447	354
Total operating costs and expenses	33,166	39,266
Income from operations	3,909	3,941
Other income (expense), net	21	(25)
Income before provision for income taxes	3,930	3,916
Provision for income taxes	1,805	1,555
Net income	$2,125	$2,361

Net income per share:
Basic	$0.11	$0.11
Diluted	$0.10	$0.11

Weighted-average number of shares used in per share amounts:
Basic	19,536	20,571
Diluted	20,449	21,166

(1) Includes stock-based compensation as follows:
Marketing and advertising	$240	$459
Customer care and enrollment	79	88
Technology and content	333	319
General and administrative	973	768
Total	$1,625	$1,634

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2012	2013

Operating activities
Net income	$2,125	$2,361
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(184)	(2,887)
Depreciation and amortization	576	642
Amortization of book-of-business consideration	1,113	2,097
Amortization of intangible assets	447	354
Stock-based compensation expense	1,625	1,634
Deferred rent and other	(10)	3
Changes in operating assets and liabilities:
Accounts receivable	1,815	(2,896)
Prepaid expenses and other assets	(847)	568
Accounts payable	842	(1,595)
Accrued compensation and benefits	(2,432)	(1,614)
Accrued marketing expenses	(2,531)	108
Deferred revenue	1,275	438
Other current liabilities	1,279	249
Net cash provided by (used in) operating activities	5,093	(538)

Investing activities
Purchases of property and equipment	(203)	(1,539)
Book-of-business transfers	(4,373)	-
Net cash used in investing activities	(4,576)	(1,539)

Financing activities
Net proceeds from exercise of common stock options	994	1,223
Cash used to net-share settle equity awards	(980)	(820)
Excess tax benefits from stock-based compensation	551	3,457
Repurchase of common stock	(8,441)	(29,007)
Principle payments in connection with capital leases	(6)	(13)
Net cash used in financing activities	(7,882)	(25,160)

Effect of exchange rate changes on cash and cash equivalents	(1)	(2)

Net decrease in cash and cash equivalents	(7,366)	(27,239)
Cash and cash equivalents at beginning of period	123,607	140,849
Cash and cash equivalents at end of period	$116,241	$113,610

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

arch
,237

Key Metrics:	Three Months Ended March 31, 2012	Three Months Ended March 31, 2013

Operating cash flows (1)	$5,093,000	$(538,000)

IFP submitted applications (2)	115,400	126,900

IFP approved members (3)	100,500	114,400
Total approved members (4)	151,800	206,600

Commission revenue (5)	$31,464,000	$38,251,000
Commission revenue per estimated member for the period (6)	$37.82	$37.52

	As of March 31, 2012	As of March 31, 2013

IFP estimated membership (7)	686,800	738,900
Medicare estimated membership (8)	35,200	75,300
Other estimated membership (9)	126,600	239,600
Total estimated membership (10)	848,600	1,053,800

Other Metrics:	Three Months Ended March 31, 2012	Three Months Ended March 31, 2013

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	44%	48%
Marketing partners (12)	33%	32%
Online advertising (13)	23%	20%
Total	100%	100%

Notes:

(1)

Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows. First quarter 2013 operating cash flow included a $3.5 million tax benefit that was generated from stock option exercises during the quarter. This benefit negatively impacted cash flow from operations and positively impacted cash flow from financing activities in the first quarter. This benefit is expected to positively impact operating cash flow later this year by an equal offsetting amount to the first quarter negative impact on operating cash flow as it is used to reduce actual cash taxes paid.

(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)

Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)

Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$38,251	89%	$-	$38,251	89%
Sponsorship, licensing and other	4,956	11	-	4,956	11
Total revenue	43,207	100	-	43,207	100
Operating costs and expenses:
Cost of revenue-sharing	2,651	6	-	2,651	6
Marketing and advertising (1)	14,835	34	(459)	14,376	33
Customer care and enrollment (1)	7,166	17	(88)	7,078	16
Technology and content (1)	6,741	16	(319)	6,422	15
General and administrative (1)	7,519	17	(768)	6,751	16
Amortization of intangible assets (2)	354	1	(354)	-	-
Total operating costs and expenses	39,266	91	(1,988)	37,278	86
Income from operations	3,941	9	1,988	5,929	14
Other income (expense), net	(25)	(0)	-	(25)	(0)
Income before provision for income taxes	3,916	9	1,988	5,904	14
Provision for income taxes (3)	1,555	4	795	2,350	5
Net income (4)	$2,361	5%	$1,193	$3,554	8%

Net income per share: (4)
Basic – common stock	$0.11		$0.06	$0.17
Diluted – common stock	$0.11		$0.06	$0.17

Weighted-average number of shares used in per share amounts:
Basic – common stock	20,571		20,571	20,571
Diluted – common stock	21,166		21,166	21,166

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$31,464	85%	$-	$31,464	85%
Sponsorship, licensing and other	5,611	15	-	5,611	15
Total revenue	37,075	100	-	37,075	100
Operating costs and expenses:
Cost of revenue-sharing	1,675	5	-	1,675	5
Marketing and advertising (1)	12,987	35	(240)	12,747	34
Customer care and enrollment (1)	5,971	16	(79)	5,892	16
Technology and content (1)	5,482	15	(333)	5,149	14
General and administrative (1)	6,604	18	(973)	5,631	15
Amortization of intangible assets (2)	447	1	(447)	-	-
Total operating costs and expenses	33,166	89	(2,072)	31,094	84
Income from operations	3,909	11	2,072	5,981	16
Other income, net	21	0	-	21	0
Income before provision for income taxes	3,930	11	2,072	6,002	16
Provision for income taxes (3)	1,805	5	734	2,539	7
Net income (4)	$2,125	6%	$1,338	$3,463	9%

Net income per share: (4)
Basic – common stock	$0.11		$0.07	$0.18
Diluted – common stock	$0.10		$0.07	$0.17

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,536		19,536	19,536
Diluted – common stock	20,449		20,449	20,449

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended March 31,
	2012	2013

Net income	$2,125	$2,361
Stock-based compensation expense (1)	1,625	1,634
Depreciation and amortization (2)	576	642
Amortization of intangible assets (2)	447	354
Other (income) expense, net (3)	(21)	25
Provision for income taxes (4)	1,805	1,555
EBITDA	$6,557	$6,571

Explanation of adjustments

Amortization of book-of-business
(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense.